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        CW                                COSTCO
                                             WHOLESALE

   INCORPORATED UNDER THE LAWS                                                                SEE REVERSE FOR CERTAIN DEFINITIONS
    OF THE STATE OF WASHINGTON                                                                   CUSIP 22160K   10   5



         This Certifies that



                                                           *******SPECIMEN*******


        is the record holder of

                                  FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE, OF
                                                        COSTCO WHOLESALE CORPORATION


      transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.  This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

               Dated:


               /s/ [ILLEGIBLE]                                                                 /s/ [ILLEGIBLE]

                   SECRETARY                         [SEAL]                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED
             CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                                 TRANSFER AGENT AND REGISTRAR

BY

                                             AUTHORIZED SIGNATURE

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